Exhibit (a)(1)(B)

                              LETTER OF TRANSMITTAL

                     TO TENDER ELIGIBLE OPTIONS TO PURCHASE
                            SHARES OF COMMON STOCK OF
                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                                GRANTED UNDER THE
          SUPERIOR CONSULTANT HOLDINGS CORPORATION LONG-TERM INCENTIVE
                  PLAN FOR NEW OPTIONS GRANTED UNDER SUCH PLAN

                     PURSUANT TO THE OFFER TO EXCHANGE DATED
                                  MAY 23, 2001


         THE OFFER AND RELATED RIGHT OF WITHDRAWAL EXPIRE AT 5:00 P.M., EASTERN STANDARD, ON JULY 5, 2001, UNLESS THE OFFER IS EXTENDED.


          THIS LETTER OF TRANSMITTAL IS CONSIDERED DELIVERED BY CLICKING THE "ACCEPT AND SEND" BUTTON AT THE BOTTOM OF THIS DOCUMENT PER THE DIRECTIONS ELABORATED UPON IN THE INSTRUCTION SECTION BELOW. ANY OTHER FORM OF REPLY WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER. HEREINAFTER, THE ACTION OF CLICKING ON THE "ACCEPT AND SEND" BUTTON WILL BE REFERRED TO AS "SIGNING ELECTRONICALLY" OR ALTERNATIVELY AS AN "ELECTRONIC SIGNATURE". THIS ELECTRONIC SIGNATURE IS A LEGALLY BINDING INDICATION THAT I ACKNOWLEDGE AND ACCEPT THE TERMS OF THIS LETTER.

          Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 23, 2001, and this Letter of Transmittal, I, a current employee of Superior Consultant Holdings Corporation (the "Company"), hereby tender the following outstanding options to purchase shares ("Option Shares") of common stock, par value $.01 per share, of the Company that have been granted under the Company's Long-Term Incentive Plan (the "Plan") and have an exercise price equal to or greater than $20.00.

To Superior Consultant Holdings Corporation:

          Upon the terms and subject to the conditions set forth in the Offer to Exchange dated May 23, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter of Transmittal" which, together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitutes the "Offer"), I, by electronically signing below, hereby tender to Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"), the options (the "Options") to purchase shares ("Option Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") specified in the table above, in exchange for "New Options," which are new options to purchase a number of shares of Common Stock as follows:

          - one (1) share of common stock under the New Option for every three (3) shares of common stock under an Existing Option accepted for exchange with an exercise price equal to or greater than $20.00 and less than $30.00 per share;

          -    one (1) share of common stock under the New Option for every four
               (4) shares of common stock under an Existing Option accepted for exchange with an exercise price equal to or greater than $30.00 and less than $40.00 per share; and

          -    one (1) share of common stock under the New Option for every five
               (5) shares of common stock under an Existing Option accepted for exchange with an exercise price equal to or greater than $40.00 per share.

          All New Options will be subject to the terms and conditions of the Option Plan and to a new option grant agreement between the Company and me.

          Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter of Transmittal is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

          I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option grant document, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

          All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

          By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of options tendered pursuant to the Offer will constitute a binding agreement between the Company and me, upon the terms and subject to the conditions of the Offer.

          I acknowledge that the New Options that I will receive:

          (1) will not be granted until on or after the first business day that is at least six months and one day after the date when the Options tendered hereby are accepted for exchange and canceled and will be granted at the fair market value on the date of grant; and

          (2) will be subject to the terms and conditions set forth in the Option Plan and in a new option grant agreement between the Company and me that will be forwarded to me after the grant of the New Options for my signature and return to the Company.

          I also acknowledge that I must be an employee of the Company from the date when my Options are canceled through the date when the New Options are granted and otherwise be eligible under the Option Plan on the date when the New Options are granted in order to receive New Options. I further acknowledge that if I do not remain such an employee, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange and canceled pursuant to the Offer. If I die, become disabled, terminate my employment with the Company, with or without cause, or my employment with the Company is terminated, with or without cause, before the date when the New Options are granted, then I will not receive anything for the Options that I tender and that are accepted for exchange and canceled pursuant to the Offer. I acknowledge that my receipt of New Options is subject to the other conditions set forth in the Offer to Exchange. I acknowledge that I will not receive any additional options or New Options until the date that is at least six months and one day after the date when the Options that I tender are accepted for exchange and canceled. I understand that the Company may grant options to its employees during that time period and that I will not be eligible for such option grants.

          I understand that I may tender all or any of my Options outstanding under the Option Plan having an exercise price equal to or greater than $20.00 in whole, but not in part, and that I am not required to tender any of such Options in the Offer. By clicking on the correct button for the full number of option shares at the end of this Letter of Transmittal, I have indicated the Options that I am tendering, which represent all of the Option Shares subject to each such Option. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not validly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the terms and conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Eastern Standard Time, on July 5, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

          I recognize that upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange.

          THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

          All capitalized terms used in this Letter of Transmittal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

\                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Delivery of Letter of Transmittal. A properly completed Letter of Transmittal must be received by the Company on or before the Expiration Date by electronically signing the acknowledgement herein. SHOULD YOU EXPERIENCE ANY TECHNICAL DIFFICULTIES RENDERING YOU UNABLE TO SIGN ELECTRONICALLY, PLEASE CONTACT HUMAN RESOURCES IMMEDIATELY AT (248) 386-8300.

          DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. ONCE YOU HAVE CLICKED ON THE "ACCEPT AND SEND" BUTTON BELOW, THE COMPANY WILL SEND TO YOU VIA EMAIL AN ACKNOWLEDGEMENT THAT WE HAVE RECEIVED YOUR LETTER OF TRANSMITTAL, WHICH WILL INCLUDE A COPY OF YOUR LETTER OF TRANSMITTAL. WE RECOMMEND THAT YOU PRINT OUT THIS ACKNOWLEDGEMENT FOR YOUR RECORDS.

          Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options, the Company must receive from you a Notice of Withdrawal of Tender, or a facsimile thereof, with the required information before the Expiration Date. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer, unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above and by electronically delivering a new Letter of Transmittal.

          The Company will not accept any alternative, conditional or contingent tenders. All tendering employees, by electronically signing this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

          2. Tenders. If you intend to tender options pursuant to the Offer, you must complete the option selection at the beginning of this Letter of Transmittal by clicking on the correct button for the full number of option shares next to the Options you wish to tender. If you choose to tender an Option, you must tender the full number of Option Shares subject to the Option.

          3. Electronic Signatures on this Letter of Transmittal. When this Letter of Transmittal is electronically signed by the holder of the Options, the signature must be in the form of clicking on the "Accept and Send" button. No other forms of replying will constitute an acceptance of the terms of this Letter of Transmittal or the Offer of Exchange.

          4. Requests for Assistance or Copies. Any questions or requests for assistance, as well as requests for copies of the Offer to Exchange or this Letter of Transmittal, may be directed to:

Superior Consultant Holdings Corporation
17570 West Twelve Mile Road
Southfield, Michigan 48076
Attn: Ed Dodge
Telephone: (248) 386-8300

          Copies will be furnished promptly at the Company's expense.

          5. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of Options will be determined by the Company in its sole discretion, which determinations shall be final and binding on all interested persons. The Company reserves the right to reject any or all tenders of Options that the Company determines not to be in appropriate form or the acceptance of which is unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in any tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

          IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE.

          6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

          TO VALIDLY TENDER SUCH OPTIONS, CLICK THE CORRECT BUTTON FOR THE FULL NUMBER OF OPTION SHARES NEXT TO THE OPTIONS TO BE EXCHANGED IN THE TABLE BELOW AND THEN DELIVER THIS LETTER PURSUANT TO THE DIRECTIONS OUTLINED IN THE INSTRUCTION SECTION. CLICKING ON THE CORRECT BOX AND SELECTING THE FULL NUMBER OF OPTION SHARES NEXT TO AN OPTION GRANT INDICATES MY AGREEMENT TO TENDER THE FULL NUMBER OF UNEXERCISED OPTION SHARES WITHIN THAT PARTICULAR OPTION.

                         NAME ("OPTIONEE"): John A. Doe
                         SS#:               123-45-6789

----------------------------------------------------------------------------------------------
OPTIONEE'S   GRANT DATE   OPTION TYPE   OPTION   UNEXERCISED    OPTION SURRENDER   NEW OPTIONS
SELECTION                               PRICE    OPTION SHARES
----------------------------------------------------------------------------------------------


          I have read, understand and agree to all of the terms and conditions of the Offer.

                 OPTION HOLDER: PLEASE ELECTRONICALLY SIGN BELOW

ACCEPTANCE:

I accept this Letter of Transmittal, the Offer to Exchange and their associated terms and conditions which have all been made available to me by the Company for my review.

                               [ACCEPT AND SEND]